Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49307) pertaining to the KB Home 401(k) Savings Plan of our report dated May 21, 2004, with respect to the financial statements and schedule of the KB Home 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young

Los Angeles, California
June 28, 2004

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